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                                                                    Exhibit 99.o

                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES


The Board of Directors and Stockholder
EquiTrust Life Insurance Company

We have audited the balance sheets of EquiTrust Life Insurance Company as of December 31, 2003 and 2002, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated January 30, 2004 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 26 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and in 2001 the Company changed its method of accounting for derivative instruments.


                                             /s/ Ernst & Young LLP


Des Moines, Iowa
January 30, 2004

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                        EQUITRUST LIFE INSURANCE COMPANY

                                DECEMBER 31, 2003

                   COLUMN A                          COLUMN B            COLUMN C                COLUMN D
-------------------------------------------------   -----------   ----------------------   --------------------
                                                                                              AMOUNT AT WHICH
                                                                                           SHOWN IN THE BALANCE
              TYPE OF INVESTMENT                      COST (1)            VALUE                   SHEET
-------------------------------------------------   -----------   ----------------------   --------------------
                                                                  (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies            $   265,665   $              260,653   $            260,653
   State, municipal and other governments                56,918                   58,265                 58,265
   Public utilities                                      56,403                   58,063                 58,063
   Corporate securities                                 333,200                  357,023                357,023
   Mortgage and asset-backed securities               1,167,257                1,182,015              1,182,015
   Convertible bonds and bonds with warrants
      attached                                              333                      385                    385
                                                    -----------   ----------------------   --------------------
      Total                                           1,879,776   $            1,916,404              1,916,404
                                                                  ======================

Mortgage loans on real estate                           168,669                                         168,669
Policy loans                                             21,746                                          21,746
Short-term investments                                    7,057                                           7,057
                                                    -----------                            --------------------
                                                    $ 2,077,248                            $          2,113,876
                                                    ===========                            ====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, mortgage loans on real estate and short-term investments and unpaid principal balance for policy loans.

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               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                        EQUITRUST LIFE INSURANCE COMPANY

               COLUMN A                      COLUMN B            COLUMN C       COLUMN D     COLUMN E
               --------                  ---------------    -----------------   --------   ------------
                                                             FUTURE POLICY
                                         DEFERRED POLICY    BENEFITS, LOSSES,                 OTHER
                                           ACQUISITION       CLAIMS AND LOSS    UNEARNED   POLICYHOLDER
                                              COSTS             EXPENSES        REVENUES      FUNDS
                                         ---------------    -----------------   --------   ------------
                                                             (DOLLARS IN THOUSANDS)
December 31, 2003:
   Traditional annuity                   $       232,708    $       2,051,142   $      -   $      1,668
   Traditional and universal life
      insurance                                   26,748              220,474      1,216         10,191
   Variable                                       11,886               14,845        435              -
   Impact of unrealized
      gains/losses                               (15,251)                   -          -              -
                                         ---------------    -----------------   --------   ------------
   Total                                 $       256,091    $       2,286,461   $  1,651   $     11,859
                                         ===============    =================   ========   ============
December 31, 2002:
   Traditional annuity                   $       172,039    $       1,403,017   $      -   $      1,751
   Traditional and universal life
      insurance                                   28,842              223,522      1,246         10,289
   Variable                                        9,454                7,629        349              -
   Impact of unrealized
      gains/losses                               (31,402)                   -          -              -
                                         ---------------    -----------------   --------   ------------
   Total                                 $       178,933    $       1,634,168   $  1,595   $     12,040
                                         ===============    =================   ========   ============

December 31, 2001:
   Traditional annuity                   $        61,541    $         550,359   $      -   $      1,827
   Traditional and universal life
      insurance                                   27,947              222,877      1,028         10,234
   Variable                                        6,716                3,344        216              -
   Impact of unrealized
      gains/losses                                (2,301)                   -          -              -
                                         ---------------    -----------------   --------   ------------
   Total                                 $        93,903    $         776,580   $  1,244   $     12,061
                                         ===============    =================   ========   ============

             COLUMN A                  COLUMN F      COLUMN G             COLUMN H            COLUMN I       COLUMN J
             --------                  --------   --------------   ----------------------   ------------    -----------
                                                                                            AMORTIZATION
                                                                         BENEFITS,          OF DEFERRED
                                                                       CLAIMS, LOSSES          POLICY         OTHER
                                       PREMIUM    NET INVESTMENT       AND SETTLEMENT       ACQUISITION     OPERATING
                                       REVENUES     INCOME (1)            EXPENSES             COSTS        EXPENSES(2)
                                       --------   --------------   ----------------------   ------------    -----------
                                                                   (DOLLARS IN THOUSANDS)
December 31, 2003:
   Traditional annuity                 $  5,582   $      103,594   $               81,474   $     24,234    $     1,966
   Traditional and universal life
      insurance                          14,796           15,930                   17,965          3,164          3,430
   Variable                               2,357              682                      554             (5)         4,031
   Corporate and other                        -              123                        -              -              -
   Impact of realized gains/losses            -                -                        -           (726)             -
                                       --------   --------------   ----------------------   ------------    -----------
   Total                               $ 22,735   $      120,329   $               99,993   $     26,667    $     9,427
                                       ========   ==============   ======================   ============    ===========

December 31, 2002:
   Traditional annuity                 $  1,049   $       61,795   $               37,241   $      7,449    $     1,187
   Traditional and universal life
      insurance                          14,864           15,999                   18,458            691          3,103
   Variable                               2,573              445                      149            (11)         2,787
   Corporate and other                        -              188                        -              -              -
   Impact of realized gains/losses            -                -                        -           (421)             -
                                       --------   --------------   ----------------------   ------------    -----------
   Total                               $ 18,486   $       78,427   $               55,848   $      7,708    $     7,077
                                       ========   ==============   ======================   ============    ===========

December 31, 2001:
   Traditional annuity                 $    140   $        8,995   $                8,390   $        323    $       481
   Traditional and universal life
      insurance                          10,318           10,362                   12,834            215          2,200
   Variable                               1,467              273                       69            257          2,614
   Corporate and other                        -              936                        -              -              -
   Impact of realized gains/losses            -                -                        -           (396)             -
                                       --------   --------------   ----------------------   ------------    -----------
   Total                               $ 11,925   $       20,566   $               21,293   $        399    $     5,295
                                       ========   ==============   ======================   ============    ===========

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.
(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

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                            SCHEDULE IV - REINSURANCE
                        EQUITRUST LIFE INSURANCE COMPANY

                COLUMN A                      COLUMN B        COLUMN C             COLUMN D           COLUMN E         COLUMN F
                                            ------------   --------------   ----------------------   -----------    --------------
                                                                                 ASSUMED FROM                         PERCENT OF
                                                           CEDED TO OTHER           OTHER                               AMOUNT
                                            GROSS AMOUNT      COMPANIES            COMPANY            NET AMOUNT    ASSUMED TO NET
                                            ------------   --------------   ----------------------   -----------    --------------
                                                                            (DOLLARS IN THOUSANDS)
Year ended December 31, 2003:
    Life insurance in force, at end
      of year                               $    568,084   $      342,317   $            1,977,059   $ 2,202,826              89.8%
                                            ============   ==============   ======================   ===========    ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product charges    $      2,895   $        1,221   $               16,129   $    17,803              90.6%
      Traditional life insurance
         premiums                                     62               99                    4,969         4,932             100.8
                                            ------------   --------------   ----------------------   -----------    --------------
                                            $      2,957   $        1,320   $               21,098   $    22,735              92.8%
                                            ============   ==============   ======================   ===========    ==============

Year ended December 31, 2002:
    Life insurance in force, at end
      of year                               $    531,781   $      318,399   $            1,999,178   $ 2,212,560              90.4%
                                            ============   ==============   ======================   ===========    ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product charges    $      2,384   $        1,193   $               12,299   $    13,490              91.2%
      Traditional life insurance
         premiums                                     39              109                    5,066         4,996             101.4
                                            ------------   --------------   ----------------------   -----------    --------------
                                            $      2,423   $        1,302   $               17,365   $    18,486              93.9%
                                            ============   ==============   ======================   ===========    ==============

Year ended December 31, 2001:
    Life insurance in force, at end
      of year                               $    445,996   $      267,443   $            1,944,915   $ 2,123,468              91.6%
                                            ============   ==============   ======================   ===========    ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product charges    $      2,142   $        1,086   $                7,181   $     8,237              87.2%
      Traditional life insurance
         premiums                                     49              117                    3,756         3,688             101.8
                                            ------------   --------------   ----------------------   -----------    --------------
                                            $      2,191   $        1,203   $               10,937   $    11,925              91.7%
                                            ============   ==============   ======================   ===========    ==============